EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-95965) pertaining to the Amended Stock Option Plan of MM Companies, Inc., formerly musicmaker.com, Inc. (the "Company") of our report dated March 6, 2003 with respect to the financial statements and schedule of the Company included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                             /s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
March 28, 2003